                                                                    EXHIBIT 99.4




                               REORGANIZATION AND
                             DISTRIBUTION AGREEMENT


                           dated as of July 10, 1994


                                  by and among


                             MCKESSON CORPORATION,


                             MCKESSON CORPORATION,


                        CLINICAL PHARMACEUTICALS, INC.,


                           PCS HEALTH SYSTEMS, INC.,


                                      and


                               SP VENTURES, INC.,

                      TABLE OF CONTENTS
                      -----------------

                                                                Page
                                                                ----

ARTICLE I      DEFINITIONS.......................................  3

     Section 1.1.   General......................................  3
     Section 1.2.   References to Time........................... 15

ARTICLE II     THE REORGANIZATION AND RELATED TRANSACTIONS....... 16

     Section 2.1.   Transfers of Assets.......................... 16
     Section 2.2.   Method of Transfer........................... 19
     Section 2.3.   Issuance of Spinco Stock to the Company...... 20
     Section 2.4.   Transfer of Company Indebtedness to Spinco... 21
     Section 2.5.   Preferred Stock Purchase Agreement........... 26

ARTICLE III    THE DISTRIBUTION.................................. 27

     Section 3.1.   Cooperation Prior to the Distribution........ 27
     Section 3.2.   The Distribution............................. 29
     Section 3.3.   Company Approval of Certain Spinco Actions... 31
     Section 3.4.   Termination of Certain Claims................ 32

ARTICLE IV     INTERCOMPANY BUSINESS RELATIONSHIPS............... 32

     Section 4.1.   Settlement of Intercompany Accounts;
                    Net Working Capital Adjustment............... 32
     Section 4.2.   Ongoing or Transition Services............... 40
     Section 4.3.   Shared Assets................................ 41
     Section 4.4.   Other Intercompany Arrangements.............. 42
     Section 4.5.   Settlements for Cash Collections and
                    Disbursements................................ 43

ARTICLE V      SURVIVAL AND INDEMNIFICATION...................... 44

     Section 5.1.   Survival of Agreements....................... 44
     Section 5.2.   Spinco's Agreement to Indemnify.............. 46
     Section 5.3.   The Company's Agreement to Indemnify......... 49
     Section 5.4.   Procedure for Indemnification................ 53
     Section 5.5.   Pending Litigation........................... 57
     Section 5.6.   Construction of Agreements................... 58

ARTICLE VI     CERTAIN ADDITIONAL MATTERS........................ 59

     Section 6.1.   No Representations or Warranties;
                    Exceptions................................... 59
     Section 6.2.   Further Assurances; Subsequent Transfers..... 62

                                                                Page
                                                                ----

     Section 6.3.   The Spinco Board............................. 66
     Section 6.4.   Liability Insurance.......................... 66
     Section 6.5.   Use of Names................................. 67

ARTICLE VII    ACCESS TO INFORMATION AND SERVICES................ 68

     Section 7.1.   Provision of Corporate Records............... 68
     Section 7.2.   Access to Information........................ 69
     Section 7.3.   Production of Witnesses...................... 70
     Section 7.4.   Retention of Records......................... 70
     Section 7.5.   Confidentiality.............................. 71

ARTICLE VIII   EMPLOYEE BENEFITS; LABOR MATTERS.................. 72

     Section 8.1.   Officers and Employees....................... 72
     Section 8.2.   Employee Benefits............................ 73
     Section 8.3.   Other Liabilities and Obligations............ 81
     Section 8.4.   Preservation of Rights to Amend or
                    Terminate Plans.............................. 81
     Section 8.5.   Reimbursement; Indemnification............... 82

ARTICLE IX     INSURANCE......................................... 83

     Section 9.1.   General...................................... 83
     Section 9.2.   Certain Insured Claims....................... 83

ARTICLE X      CONDITIONS; TERMINATION; AMENDMENTS; WAIVERS...... 84

     Section 10.1.  Condition to Obligations..................... 84
     Section 10.2.  Termination.................................. 85
     Section 10.3.  Amendments; Waivers.......................... 85

ARTICLE XI     MISCELLANEOUS..................................... 86

     Section 11.1.  Survival..................................... 86
     Section 11.2.  Entire Agreement............................. 87
     Section 11.3.  Fees and Expenses............................ 88
     Section 11.4.  Governing Law................................ 89
     Section 11.5.  Notices...................................... 90
     Section 11.6.  Successors and Assigns; No Third Party
                    Beneficiaries................................ 91
     Section 11.7.  Counterparts................................. 92
     Section 11.8.  Interpretation............................... 92
     Section 11.9.  Schedules.................................... 93
     Section 11.10. Legal Enforceability......................... 93
     Section 11.11. Specific Performance......................... 93

                               REORGANIZATION AND
                             DISTRIBUTION AGREEMENT
                             ----------------------


     REORGANIZATION AND DISTRIBUTION AGREEMENT, dated as of July 10, 1994, by and among McKesson Corporation, a Delaware corporation (the "Company"), McKesson Corporation, a Maryland corporation and a wholly-owned subsidiary of the Company ("Maryland"), Clinical Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("CPA"), PCS Health Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of Maryland ("Prescription"), and SP Ventures, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Spinco").

     WHEREAS, the Board of Directors of the Company has determined to cause the transfer to Spinco of all of the Company Business (as hereafter defined), the assumption by Spinco of the Company Liabilities (as hereafter defined), and the issuance to the Company of shares of Spinco Common Stock (as hereafter defined);

     WHEREAS, Spinco is willing to accept such transfer of the Company Business, issue such shares of Spinco Common Stock to the Company and assume such Company Liabilities;

     WHEREAS, prior to the transfer by the Company to Spinco of the Company Business and the Company Liabilities, Maryland intends to distribute all of its assets and liabilities constituting part of the Company Business and part of the Company Liabilities, respectively, to the Company;

     WHEREAS, the Company intends to cause the distribution of all of its shares of Spinco Common Stock to the holders of the Company Common Stock (as hereafter defined) on the Record Date (as hereafter defined);

     WHEREAS, the Company and Spinco have determined that it is desirable to set forth the principal corporate transactions required to effect such transfer and distribution and to set forth other agreements that will govern certain other matters prior to or following such distribution;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Eli Lilly and Company, an Indiana corporation ("Parent"), and ECO Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), providing for the Offer and the Merger (each as hereafter defined), as a result of which the Company, as the corporation surviving the

Merger, will become a wholly-owned subsidiary of Parent; and

     WHEREAS, in order to induce the parties to enter into this Agreement and in consideration of the Company's willingness to enter into the Merger Agreement, the parties hereto and certain other parties are entering or will enter into the Tax Sharing Agreement and the Services Agreements (as hereafter defined) providing for certain ongoing relationships among the parties;

     NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.1.  General.  As used in this Agreement, the following terms
                   -------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Action" means any action, claim, suit, arbitration, inquiry, proceeding or
      ------
investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

     "Affiliate" shall have the same meaning as specified in Rule 12b-2 of the
      ---------
General Rules and Regulations under the Exchange Act; provided that the Company
                                                      --------
and Spinco and their respective subsidiaries (after giving effect to the Reorganization) shall not be deemed to be Affiliates of each other for purposes of this Agreement.

     "Agent" means the distribution agent appointed by the Company to distribute
      -----
shares of the Spinco Common Stock pursuant to the Distribution.

     "Armor All Indenture" means the Indenture dated as of March 14, 1994
      -------------------
between the Company and The First National Bank of Chicago, as trustee, as amended or supplemented from time to time.

     "Asset" means, with respect to any party, except as otherwise provided
      -----
herein, any and all of such party's and its subsidiaries' right, title and interest in and to all of the rights, properties, assets, claims, contracts and
businesses of every kind, character      and description, whether real, personal
or mixed, whether accrued, contingent or otherwise, and wherever located, owned or used primarily by such party and its subsidiaries, including, without limitation, the following: (i) all cash, cash equivalents, notes and accounts receivable

(whether current or non-current); (ii) all certificates of deposit, banker's acceptances and other investment securities; (iii) all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including, without limitation, trade dress and other names, marks and slogans) and all associated goodwill; all statutory, common law and registered copyrights; all patents; all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing; all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing; (iv) all rights existing under leases, contracts, licenses, distribution arrangements, sales and purchase agreements, other agreements and business arrangements; (v) all real estate and all plants, buildings and other improvements thereon; (vi) all leasehold improvements and all machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures and furniture; (vii) all office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (viii) all raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) all computer hardware, software, computer programs and systems and documentation relating thereto; all databases and reference and resource materials; (x) all prepayments or prepaid expenses; (xi) all claims, causes of action, choices in action, rights of recovery and rights of set-off of any kind;
(xii) the right to receive mail, accounts receivable payments and other communications; (xiii) all customer lists and records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers and agents, and all books, ledgers, files and business records of every kind;
(xiv) all advertising materials and all other printed or written materials; (xv) all permits, licenses, approvals and authorizations of governmental authorities or third parties relating to the ownership, possession or operation of the Assets; (xvi) all capital stock, partnership interests and other equity or ownership interests or rights, directly or indirectly, in any subsidiary or other entity; (xvii) all goodwill as a going concern and all other intangible properties; and (xviii) all employee contracts, including, without limitation, the right thereunder to restrict the employee from competing in certain respects.

     "Casualty Program" means collectively, the series of programs pursuant to
      ----------------
which various insurance carriers provide insurance coverage to the Company and its subsidiaries in respect of claims or occurrences relating to workers' compensation liability, general liability, products liability, automobile liability and employer's liability for all periods up to the Distribution Date.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----
     "Company Assets" shall have the same meaning as defined in Section 2.1(a).
      --------------

     "Company Business" means all present businesses of the Company and its
      ----------------
subsidiaries other than the Prescription Business, including, without limitation, the pharmaceutical and health care products distribution business, the water products business and the Armor All business, as conducted by the Company and its subsidiaries as of the Offer Purchase Date and all former businesses of the Company and its subsidiaries.

     "Company Common Stock" means the common stock of the Company, par value
      --------------------
$2.00 per share.

     "Company Liabilities" means all of the Liabilities of the Company and all
      -------------------
of its subsidiaries, other than the Prescription Liabilities.
     "Company Indebtedness" shall have the same meaning as defined in Section
      --------------------
2.4(c) hereof.
     "Disclosure Schedule" means the disclosure schedule dated as of the date
      -------------------
hereof and attached hereto.
     "Distribution" means the distribution of the shares of Spinco Common Stock
      ------------
owned by the Company to holders of Company Common Stock.
     "Distribution Date" means the date as of which the Distribution shall be
      -----------------
effected as determined by the Board of Directors of the Company.
     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------
     "Form 10" means the registration statement on Form 10 to be filed by Spinco
      -------
with the SEC to effect the registration of the Spinco Common Stock pursuant to the Exchange Act.
     "IMS" means Integrated Medical Systems, Inc., a Colorado corporation.
      ---

     "Indemnifiable Losses" means, with respect to any claim by an Indemnitee
      --------------------
for indemnification pursuant to Article V, VI, VIII or IX hereof, any and all losses,

Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnitee with respect to such claim.

     "Indemnifying Party" means any party who is required to indemnify any other
      ------------------
person pursuant to Article V, VI, VIII or IX hereof.
     "Indemnitee" means any party who is entitled to receive indemnification
      ----------
from an Indemnifying Person pursuant to Article V, VI, VIII or IX hereof.
     "Indemnity Payment" means the amount an Indemnifying Party is required to
      -----------------
pay an Indemnitee pursuant to Article V, VI, VIII or IX hereof.
     "Information Statement" means the information statement to be sent to the
      ---------------------
holders of the Company's equity securities in connection with the Distribution.

     "Liabilities" means, with respect to any party, except as otherwise
      -----------
provided herein, any and all liabilities and obligations of such party, whether accrued, contingent or reflected on a balance sheet (or in the notes thereto), including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim
      ----
(whether pending or, to the knowledge of the person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

     "Merger" shall have the meaning set forth in the Merger Agreement.
      ------
     "Merger Agreement" shall have the meaning set forth in the introductory
      ----------------
section of this Agreement.
     "NYSE" means the New York Stock Exchange, Inc.
      ----

     "Offer" shall have the meaning set forth in the Merger Agreement.
      -----
     "Offer Purchase Date" means the date on which the Purchaser accepts for
      -------------------
payment and pays for Shares tendered pursuant to the Offer.

     "Prescription Assets" means (a) all of the capital stock of Maryland,
      -------------------
Prescription, CPA and IMS, and (b) except as provided in the following sentence, the Assets owned by Prescription and CPA, including, without limitation (i) the Assets reflected on the Prescription Balance Sheet, except for Assets disposed of since the date of the Prescription Balance Sheet, (ii) the TAG Retainer Agreement, (iii) the Prescription Names and Prescription Proprietary Name Rights, (iv) the Prescription Actions (to the extent such actions constitute Assets), (v) any Assets set forth on Section 1.1.1 of the Disclosure Schedule and (vi) to the extent not sold by the Company prior to the Offer Purchase Date, any shares of Spinco Preferred Stock to be sold by the Company pursuant to
Section 2.5 hereof. The Prescription Assets shall not include the Assets set forth in Section 1.1.2 of the Disclosure Schedule.

     "Prescription Balance Sheet" means the consolidated balance sheet
      --------------------------
(including the related notes) of the

Prescription Business as of March 31, 1994 included in the financial statements attached to Section 4.7(b) of the Disclosure Schedule to the Merger Agreement.

     "Prescription Business" means the pharmaceutical benefits management
      ---------------------
business as conducted by Prescription and CPA as of the Offer Purchase Date.

     "Prescription Employees" means the employees of Prescription and CPA as of
      ----------------------
the Offer Purchase Date. In the event any person shall have been employed by Prescription or CPA as well as by the Company or any of its other subsidiaries, such person shall be considered a Prescription Employee if at the Offer Purchase Date such person's primary employment shall be with Prescription or CPA.

     "Prescription Liabilities" means (a) all of the Liabilities of Prescription
      ------------------------
and CPA to parties other than the Company and its subsidiaries relating to or arising out of the Prescription Assets and the conduct of the Prescription Business, including, without limitation, those reflected or reserved against in the Prescription Balance Sheet and those arising after the date thereof; (b) the Liabilities of Prescription and CPA to the Company and its subsidiaries reflected on Schedule 1.1.3 hereto; (c) the Liabilities of the Company and its subsid-iaries, including, without limitation, Prescription and CPA, in respect of Prescription Employees (but not in respect of retirees or other persons who, as of the Offer Purchase Date, were no longer employees of Prescription or CPA); and (d) the Prescription Actions (to the extent such actions constitute Liabilities).

     "Private Indebtedness" shall have the same meaning as defined in Section
      --------------------
2.4(a) hereof.
     "Public Indebtedness" shall have the same meaning as defined in Section
      -------------------
2.4(c) hereof.
         "Public Indentures" shall mean the Armor All Indenture and the
         ------------------
Unlimited Indenture.
     "Record Date" means the date determined by the Board of Directors of the
      -----------
Company as the record date for the Distribution.
     "Reorganization" means collectively, the transactions contemplated pursuant
      --------------
to the provisions of Article II hereof.
     "SEC" means the Securities and Exchange Commission.
      ---
     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Services Agreements" means the HDS Services Agreement, the McKesson
      -------------------
Services Agreement and the Memo-
randum of Understanding, each dated as of the date hereof, among Parent, the Company, Spinco and Healthcare Delivery Systems, Inc.

     "Spinco Common Stock" means the common stock, par value $0.01 per share, of
      -------------------
Spinco, together with the associated preferred stock purchase rights to be issued pursuant to a rights agreement to be entered into between Spinco and a rights agent to be selected by Spinco

     "Spinco Employees" shall mean those employees of the Company or its
      ----------------
subsidiaries who are employed in the Company Business immediately prior to the Offer Purchase Date and all former employees of the Company or its subsidiaries who, immediately prior to the termination of their employment, were employed in the Company Business.

     "Spinco Preferred Stock" means the series of shares of Preferred Stock, par
      ----------------------
value $.01 per share, of Spinco which may be authorized and issued by Spinco as contemplated hereby, having such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions, as are agreed to by Spinco and the Company.

     "Spinco PSIP" means the Profit Sharing Investment Plan of Spinco.
      -----------

     "TAG Retainer Agreement" shall mean the Retainer Agreement, dated as of
      ----------------------
December 30, 1993 and effective as of January 3, 1994, by and among the Company, Technology Assessment Group, a California general partnership, Sheila Fifer and Peter Mazonson.

     "Tax Sharing Agreement" means the Tax Sharing Agreement, in the form of
      ---------------------
Exhibit A to the Merger Agreement, pursuant to which the Company and Spinco have provided for certain tax matters, including, without limitation, indemnification, allocation of tax benefits and filing of tax returns.

     "Third Party Claim" shall have the same meaning as specified in Section
      -----------------
5.3(a).
     "Unlimited Indenture" means the Indenture dated as of September 1, 1990
      -------------------
between the Company and Chemical Bank, as trustee, as amended or supplemented from time to time.
     Section 1.2.  References to Time.  All references in this Agreement to
                   ------------------
times of the day shall be to New York City time.

                             ARTICLE II

                  THE REORGANIZATION AND RELATED TRANSACTIONS
                  -------------------------------------------

        Section 2.1.  Transfers of Assets.
                      -------------------
           (a) Subject to the terms and conditions of this Agreement, prior to the Distribution Date:
               (i) Maryland shall distribute by dividend to the Company (or, at the election of Maryland and the Company, Maryland shall otherwise transfer and deliver to the Company), all of its right, title and interest in and to all of its Assets other than the Prescription Assets; and the Company shall assume, pay, perform and discharge, or cause to be assumed, paid, performed and discharged, in due course, all of Maryland's Company Liabilities; and
               (ii) the Company shall contribute to Spinco all of its right, title and interest in and to all of its Assets (including, without limitation, the Assets previously transferred to the Company from Maryland pursuant to clause (i) above) other than (A) the Prescription Assets, (B) the capital stock of Spinco, and (C) the rights of the Company under this Agreement (all such Assets to be so contributed to Spinco are hereinafter collectively re-ferred to as the "Company Assets"); and Spinco shall assume, pay, perform and discharge, or cause to be assumed, paid, performed and discharged, in due course, all of the Company Liabilities (including, without limitation, the Company Liabilities of Maryland previously assumed by the Company pursuant to clause (i) above). "Company Assets" shall include, without limitation (A) all shares of capital stock, partnership interests and other equity or ownership interests or ownership rights in all subsidiaries and other entities owned directly or indirectly by the Company or Maryland (including, without limitation, the general partnership interest in Technology Assessment Group, a California general partnership, held by McKesson Outcomes Research Corporation, a Delaware corporation, but excluding all shares of capital stock of Maryland, Prescription, CPA, Spinco and IMS), and all rights to Assets held by such subsidiaries and entities, (B) except as provided in Section 4.1 hereof, all cash and cash equivalents held by the Company or any of its subsidiaries, including, without limitation, the Spinco Cash Amount (as defined in the Merger Agreement), (C) any shares of Spinco Common Stock distributed in the Spin-Off in respect of Shares owned by the Company or its subsidiaries;
     (D) the Company Names and Company Proprietary Names, and (E) the Company Actions (to the extent such actions constitute Assets). Subject to the terms and conditions set forth in this Agreement, the Company shall, or shall cause Prescription or CPA to, assume, pay, perform and discharge in due course all Prescription Liabilities.

          (b) Subject to the provisions of Section 6.2 hereof and except with respect to the Company Indebtedness as provided in Section 2.4 hereof, to the extent that any such contributions and transfers shall not have been so consummated prior to the Offer Purchase Date, the parties shall cooperate to effect such consummation as promptly thereafter as shall be practicable, and as between the Company and Spinco, as of the Offer Purchase Date, the Company shall be deemed to have contributed to Spinco, and Spinco shall have and be deemed to have obtained, complete and sole beneficial ownership over all of the Company Assets, together with all of the Company's rights, powers and privileges incident thereto, and Spinco shall be deemed to have assumed in accordance with the terms of this Agreement all of the Company Liabili-ties and all of the Company's duties, obligations and responsibilities incident thereto, whether or not all instruments of transfer and assumption shall have been executed and delivered.

          Section 2.2.  Method of Transfer.  The parties hereto agree that (a)
                        ------------------
the contribution and transfer of the Company Assets contemplated pursuant to
Section 2.1 hereof shall be effected by delivery by Maryland to the Company, and by the Company to Spinco, as the case may be, of (i) with respect to those Company Assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank and (ii) with respect to all other Company Assets, such good and sufficient instruments of contribution, transfer and delivery, in form and substance reasonably satisfactory to the Company, Maryland, Parent and Spinco, as shall be necessary to vest in Spinco all of the right, title and interest of the Company and Maryland in and to such Company Assets, and (b) the assumption of the Company Liabilities contemplated pursuant to Section 2.1 hereof shall be effected by delivery by the Company to Maryland, and by Spinco to the Company, as the case may be, of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Company, Maryland, Parent and Spinco, as shall be necessary for the assumption by Spinco of the Company Liabilities.

          Section 2.3.  Issuance of Spinco Stock to the Company.  Spinco agrees
                        ---------------------------------------
to issue to the Company, contemporaneously with the transfer of Company Assets and assumption of Company Liabilities contemplated herein, the number of shares of Spinco Common Stock equal to the number of shares of Company Common Stock outstanding on the Record Date (excluding shares of Company Common Stock held by the Company in its treasury or, subject to applicable law, held by any subsidiary of the Company). In addition, Spinco agrees to issue to the Company on or prior to the Record Date such additional shares of Spinco Common Stock as may be required in order for the Company to fulfill its obligations pursuant to
Section 3.2 hereof. Spinco further agrees that if, prior to the Record Date, the Company elects to enter into the Preferred Stock Purchase Agreement (as defined herein), Spinco shall authorize and issue to the Company, contemporaneously with the transfer of Company Assets and assumption of Company Liabilities contemplated herein, 1,000 shares of Spinco Preferred Stock.

          Section 2.4.  Transfer of Company Indebtedness to Spinco.
                        ------------------------------------------
          (a) On or prior to the Offer Purchase Date, Spinco shall assume and agree to pay, perform and discharge, pursuant to the terms of, and shall perform and abide by all other obligations, covenants and agreements applicable to the Company under (but, as set forth in Section 2.4(b) hereof, in each case subject to the obtaining of any required consents or approvals), each of the debt obligations of the Company and its subsidiaries set forth in Section 2.4(a) of the Disclosure Schedule (the "Private Indebtedness").
          (b) Each of the parties hereto shall use its best efforts to obtain any consent or approval required from the holders of the Private Indebtedness or otherwise to cause the assumption by Spinco of all Private Indebtedness pursuant to paragraph (a) above and the release of the Company or Maryland (as the case may be) from all obligations and liabilities thereunder. In the event that, on or prior to the Offer Purchase Date, the parties are unable to obtain any required consent or approval in connection with such assumption of Private Indebtedness, the Company shall, on or prior to the Offer

Purchase Date, prepay, redeem, purchase or defease in full all such Private Indebtedness.
          (c) On or prior to the Offer Purchase Date, Spinco shall execute a supplemental indenture or other document satisfactory in form to any applicable trustee pursuant to which it shall expressly assume the due and punctual payment, performance and observance, pursuant to the terms thereof, jointly and severally with the Company, of all of the obligations, covenants, conditions and agreements contained in each of the debt obligations of the Company set forth in
Section 2.4(c) of the Disclosure Schedule and the related indentures and other ancillary agreements related thereto (the "Public Indebtedness" and, collectively with the Private Indebtedness, the "Company Indebtedness"). Notwithstanding the assumption by Spinco of such Public Indebtedness, the Company will not be released from, and will remain a party to, and will be jointly and severally liable with Spinco under, such Public Indebtedness, until such time as any consent required to effect such release shall have been obtained. As between Spinco and the Company, (i) Spinco shall (A) pay to the holders of such Public Indebtedness, in accordance with the terms thereof, all principal, interest and other amounts owing to the holders of such

Public Indebtedness, (B) deposit with the Exchange Agent (as such term is defined in the Armor All Indenture) from time to time additional Exchange Property as required under Section 15.5 of the Armor All Indenture, and (C) pay, reimburse and indemnify the trustee for its reasonable services, expenses, disbursements, advances, losses, liabilities or expenses as provided in Section
8.6 of the Armor All Indenture and Section 6.6 of the Unlimited Indenture, and
(ii) each of Spinco and the Company shall perform and abide by all other obligations, covenants, conditions and agreements applicable to it thereunder and under the Public Indentures. With respect to such Public Indebtedness, neither the Company nor Spinco shall seek or agree to any amendments, consents or waivers or execute any supplemental indentures with respect thereto, without the prior written consent of the other party (which consent shall not be unreasonably withheld). The Company and Spinco shall take such action and execute such agreements, documents or instruments, as the other party may reasonably request, in connection with the fulfillment of any such party's obligations under the Public Indebtedness. Promptly upon receipt by the Company or Spinco or any of their representatives of any notices, demands or other communications from or on behalf of the holders of the Public Indebtedness (or any trustee thereunder), such party shall deliver copies of such communications to the other party.
          (d) Spinco agrees to indemnify, defend and hold harmless the Company and each of its directors, officers, employees, representatives, advisors, agents, and Affiliates, in accordance with the indemnification provisions of
Article V hereof, from and against any and all Indemnifiable Losses of the Company or any of such other parties arising out of or resulting from any failure by Spinco to pay when due any principal, interest or other amounts owing under the Public Indebtedness or any failure by Spinco to perform and abide by all other obligations, covenants, conditions and agreements applicable to it under such Public Indebtedness. The Company agrees to indemnify, defend and hold harmless Spinco and each of its directors, officers, employees, representatives, advisors, agents and Affiliates, in accordance with the indemnification provisions of Article V hereof, from and against any and all Indemnifiable Losses of Spinco or any of such other parties arising out of or resulting from any failure by the Company to perform and abide by all obligations, covenants, conditions and agreements applicable to it under the Public Indebtedness

(other than the obligations to pay when due any principal, interest or other amounts owing thereunder or under the Public Indentures).
          (e) The Company and Spinco agree, promptly following consummation of the Merger (unless required to do so prior to the Offer Purchase Date, in which case the following actions shall be taken prior to the Offer Purchase Date), to use their respective best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under the terms of the agreements governing the Public Indebtedness and the provisions of applicable law (including, without limitation, preparing and filing with the SEC any required registration statements, consent solicitation or exchange offer documentation and other relevant materials, mailing to the holders of the Public Indebtedness all relevant consent and other materials, entering into any required supplemental indentures and, on the part of Spinco, offering to pay and paying any reasonable fees to the holders of such Public Indebtedness in connection with such solicitation or offer), which may be appropriate or required in order to effect the release of the Company from all obligations and liabilities under the Public Indebtedness. Spinco shall bear all costs incurred in connection with seeking to effect such release of the Company from such obligations and liabilities, including, without limitation, the reasonable, documented out-of-pocket expenses of the Company relating thereto and to complying with its public filing requirements applicable to the Public Indebtedness prior to any such release.

          Section 2.5.   Preferred Stock Purchase Agreement.  Prior to the Offer
                         ----------------------------------
Purchase Date, the Company may, in its sole discretion, enter into a Preferred Stock Purchase Agreement with the Spinco PSIP or another third party (provided that such other party shall be reasonably satisfactory to Parent) (the "Preferred Stock Purchase Agreement"), pursuant to which, as contemplated by
Section 2.13 of the Merger Agreement, the Spinco PSIP or such other person will acquire and pay for, prior to the Effective Time, and the Company will sell, upon the terms and subject to the conditions of the Preferred Stock Purchase Agreement, all of the shares of Spinco Preferred Stock held by the Company.

                                   ARTICLE III

                                THE DISTRIBUTION
                                ----------------

          Section 3.1.  Cooperation Prior to the Distribution.  As promptly as
                        -------------------------------------
practicable after the date hereof and prior to the Distribution Date:

          (a) The Company and Spinco shall prepare, and the Company shall file with the SEC and mail to the holders of the equity securities of the Company, the Information Statement, which shall set forth appropriate disclosure concerning Spinco and its subsidiaries, the Company Business, the Distribution and certain other matters. The Company and Spinco shall also prepare, and Spinco shall file with the SEC, the Form 10 which shall include or incorporate by reference the Information Statement. The Company and Spinco shall use reasonable efforts to cause the Form 10 to be declared effective under the Exchange Act or, if the Company reasonably determines that the Distribution may not be effected without registering the Spinco Common Stock pursuant to the Securities Act, the Company shall use its best efforts to cause the Spinco Common Stock to be registered pursuant to the Securities Act and thereafter effect the Distribution in accordance with the terms of this Agreement, including, without limitation, by preparing and filing on an appropriate form a registration statement under the Securities Act covering the Spinco Common Stock and using its best efforts to cause such registration statement to be declared effective.

          (b) The Company and Spinco shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by this Agreement.

          (c) The Company and Spinco shall take all such action as may be necessary or appropriate under state securities or "Blue Sky" laws in connection with the transactions contemplated by this Agreement.

          (d) The Company and Spinco shall prepare, and Spinco shall file and seek to make effective, an application to permit listing of the Spinco Common Stock either on the NYSE or any other national securities exchange as selected by Spinco in its sole discretion.

          (e) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advis-able under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts to obtain the consents and approvals, to enter into any amendatory agreements and to make the filings and applications necessary or desirable to have been obtained, entered into or made in order to consummate the transactions contemplated by this Agreement.

     Section 3.2.  The Distribution.
                   ----------------
          (a) The Company's Board of Directors (or any duly appointed committee thereof) shall in its sole discretion establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution (subject in each case to the provisions of applicable law);

provided that in no event shall the Distribution occur prior to such time as (i)
- --------
the Purchaser shall have purchased shares of Company Common Stock pursuant to the terms and conditions of the Offer as set forth in the Merger Agreement, (ii) the Form 10 (or the registration statement referred to in Section 3.1(a) hereof) shall have been declared effective by the SEC and (iii) the Spinco Common Stock shall have been accepted for listing or quotation in accordance with Section 3.1(d) hereof.
          (b) Subject to Section 10.1 hereof, following the Record Date and the consummation of the Offer but prior to the Distribution Date, the Company shall deliver to the Agent one or more share certificates representing all of the outstanding shares of Spinco Common Stock to be distributed in the Distribution and shall instruct the Agent, subject to Section 8.2(d) hereof, to distribute on the Distribution Date, one share of Spinco Common Stock for each share of Company Common Stock held to holders of record of Company Common Stock on the Record Date. Spinco agrees to provide all share certificates that the Agent shall require in order to effect the Distribution. All shares of Spinco Common Stock issued in the Distribution shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.
          (c) Immediately upon consummation of the Distribution, the Company shall not hold or beneficially own directly or indirectly any shares of Spinco Common Stock.

          Section 3.3.  Company Approval of Certain Spinco Actions.  Unless
                        ------------------------------------------
otherwise provided in this Agreement, the Company and Maryland shall cooperate with Spinco and its subsidiaries in effecting, and if so requested by Spinco the Company shall, as the sole stockholder of Spinco, ratify any actions that are reasonably necessary or desirable to be taken by Spinco to effectuate the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (a) the preparation and approval of the Certificate of Incorporation and By-laws of Spinco to be in effect at the Distribution Date; (b) the election or appointment of directors and officers of Spinco to serve in such capacities following the Distribution Date; (c) the adoption, preparation and implementation of appropriate plans, agreements and arrangements for Spinco Employees and Spinco non-employee directors (including, without limitation, plans, agreements or arrangements pursuant to which securities of Spinco would be acquired by Spinco Employees and plans required to implement the matters referred to in Section 8.2 hereof); (d) the registration under applicable securities laws of any securities of Spinco issued or distributed pursuant to Section 3.2 hereof; and (e) the adoption of a shareholder rights plan pursuant to which holders of Spinco Common Stock would receive as a dividend a right entitling certain such holders, under certain circumstances, to purchase additional Spinco Common Stock or stock in an entity which acquires Spinco.

          Section 3.4.  Termination of Certain Claims.  Following the Offer
                        -----------------------------
Purchase Date, Spinco shall have no claims against the Company based on any breach by the Company or its Affiliates of any obligations under this Agreement that occurred prior to the Offer Purchase Date, all of such claims being hereby irrevocably waived and terminated as of the Offer Purchase Date; provided that the foregoing shall not limit the Company's liability for any breach by the Company or its Affiliates of any obligations under this Agreement that occurs following the Offer Purchase Date, including, without limitation, the Company's obligation to indemnify Spinco as set forth herein.

                                   ARTICLE IV
                      INTERCOMPANY BUSINESS RELATIONSHIPS
                      -----------------------------------
          Section 4.1.  Settlement of Intercompany Accounts; Net Working Capital
                        --------------------------------------------------------
Adjustment.
- ----------

          (a) Except as expressly provided for in this Article IV, all intercompany receivables, payables, loans, cash overdrafts and other accounts in existence as of the Offer Purchase Date between Prescription, CPA and their subsidiaries, on the one hand, and the Company and its subsidiaries (other than Prescription, CPA and their subsidiaries), on the other hand, under the Company's cash management program or otherwise (other than accounts, if any, relating to intercompany contractual or other obligations which are contemplated to survive the Distribution pursuant to
Section 4.2 or 4.4 hereof), shall be cancelled and settled in full pursuant to the provisions of this Section 4.1. Following the date hereof, all such intercompany transactions shall be conducted in a manner consistent with past practice.

          (b) In the event that the Negative Net Working Capital (as defined in paragraph (e) below) as of the close of business on the Offer Purchase Date (i) is greater than $70,000,000, then Spinco shall pay the Company a cash amount equal to the amount by which the Negative Net Working Capital is greater than $70,000,000 or (ii) is less than $70,000,000, then the Company shall pay Spinco a cash amount equal to the amount by which the Negative Net Working Capital is less than $70,000,000. Such payment shall be made within ten business days after delivery of the Final Statement (as defined in paragraph

(d) below) by wire transfer in immediately available funds of the amount of such difference as determined pursuant to the preceding sentence, together with interest thereon from the Offer Purchase Date to the date of payment calculated based on the thirty-day AA composite commercial paper rate (as last published by the Federal Reserve prior to the Offer Purchase Date).

          (c) Within 60 days after the Offer Purchase Date, Spinco shall prepare and deliver to the Company a statement (the "Working Capital Statement") setting forth the Negative Net Working Capital as of the Offer Purchase Date, which Working Capital Statement shall, except as otherwise set forth herein, be prepared on a basis consistent with the prior practices and methods employed by the Prescription Business in the preparation of the Prescription Financial Statements (as defined in Section 4.7(b) of the Merger Agreement). Following the Offer Purchase Date, each of the Company and Spinco shall give the other party and any independent auditors of such other party full access at all reasonable times to the properties, books, records and personnel of the Prescription Business relating to periods prior to the Offer Purchase Date for purposes of preparing and reviewing the Working Capital Statement and determining the amount of Negative Net Working Capital. The Company shall have 30 days following delivery to the Company of the Working Capital Statement during which to notify Spinco of any dispute of any item contained in the Working Capital Statement, which notice shall set forth in reasonable detail the basis for such dispute. If the Company fails to notify Spinco of any such dispute within such 30-day period, the Working Capital Statement shall be deemed to be the "Final Statement". In the event that the Company shall so notify Spinco of any dispute, the Company and Spinco shall cooperate in good faith to resolve such dispute as promptly as practicable.

          (d) If the Company and Spinco are unable to resolve any such dispute within 30 days of the Company's delivery of such notice, such dispute shall be resolved by a "big six" independent accounting firm, jointly selected by the parties. If Spinco and the Company cannot agree on such accounting firm to be retained, Spinco and the Company shall each submit the name of a "big six" independent accounting firm that does not at the time and has not in the prior two years provided services to Spinco, the Company, the Purchaser or Parent, and the firm shall be selected by lot from these two firms. The independent accounting firm so retained (the

"Independent Accounting Firm") shall make its determination as promptly as practicable and such determination shall be final and binding on the parties and shall be deemed a final arbitration award that is enforceable pursuant to all terms of the Federal Arbitration Act, 9 U.S.C. (S)(S) 1 et seq. The expenses
                                                        -- ---
relating to the engagement of the Independent Accounting Firm shall be shared equally by the Company and Spinco. The Working Capital Statement, as may be modified by resolution of any disputes by the Company and Spinco or by the Independent Accounting Firm pursuant hereto, shall be the "Final Statement".

          (e) For purposes of this Section 4.1, (i) the term "Negative Net Working Capital" shall mean the sum of (x) the aggregate amount of the Adjusted Current Liabilities, minus (y) the aggregate amount of the Adjusted Current Assets (as such amounts are set forth in the Final Statement); (ii) the term "Adjusted Current Assets" shall mean the receivables of the Prescription Business as of the Offer Purchase Date (as reduced to reflect all allowances or reserves for doubtful accounts set forth on the Prescription Financial Statements); and (iii) the term "Adjusted Current Liabilities" shall mean the following current liabilities of the Prescription

Business as of the Offer Purchase Date: (A) all drafts payable, (B) all claims payable and (C) all deposits placed by third parties with the Prescription Business (except for credit deposits, which shall be separately provided for in the Credit Deposit Receivable (as defined in paragraph (g) below)). The parties agree that no claim for indemnification under this Agreement may be made by any party hereto with respect to any matters or categories of items relating to or reflected in the Negative Net Working Capital adjustment covered by this Section 4.1.

          (f) For illustrative purposes, set forth below is an example of the calculations described in Section 4.1 (b) hereof, which sets forth how such amounts would be calculated if March 31, 1994 were the applicable Offer Purchase
Date:

                March 31, 1994 Sample Working Capital Statement
               -----------------------------------------------
                            (numbers in thousands)

Adjusted Current Liabilities
- ----------------------------
 Drafts payable                                       $ 48,918
 Claims payable                                        250,390
 Deposits (ex credit deposits)                          16,385
                                                      --------
 Subtotal                                             $315,693

Adjusted Current Assets
- --------------------------------
 Receivables (on a net basis)                         $292,192

Negative Net Working Capital
- --------------------------------
 Total                                                $ 23,501

Amount Due Spinco (Parent)
- --------------------------------
 Amount per (S)4.1(b)                                   70,000
 Negative Net Working Capital                           23,501
                                                      --------
 Amount Due Spinco (Parent)                           $ 46,499

          (g) The parties hereto acknowledge and agree that the Prescription Business shall have reflected on its books as of the Offer Purchase Date a receivable owing from Spinco (the "Employee Benefit Receivable"), which shall be equal to the sum of (i) the Present Value (as defined below) of the aggregate fair market value as of the Record Date of all Stock Options (as defined in the Merger Agreement) (net of any exercise price thereof) which are (a) outstanding on the date hereof, (b) not exercisable immediately prior to the Record Date and
(c) held by any Retained Employee (as defined in Section 6.9 of the Merger Agreement); (ii) the Present Value of the aggregate fair market value (the "Restricted Share Value") as of the Record Date of all Shares (as defined in the Merger Agreement) granted under the 1988 Plan (as defined in the Merger Agreement) (a) which are outstanding on the date hereof, (b) the restrictions on which have not lapsed on or prior to the Offer Purchase Date and (c) which are held by any Retained Employee; and (iii) the Present Value of the 1.45% tax on Medicare
hospital insurance imposed by FICA with respect to the Stock Options referred to in clause (i) above and the Restricted Share Value; provided that the amounts
                                                    --------
set forth in clauses (i), (ii) and (iii) above shall be reduced by the Present Value of the tax benefits to be realized by the Company following the Offer Purchase Date with respect to the amounts set forth in clauses (i), (ii) and
(iii) above; provided further that all determinations of fair market value
             -------- -------
pursuant to this Section 4.1(g) shall be reasonably made by the Company's Board of Directors based on consultation with its financial advisor; provided further
                                                               -------- -------
that in calculating any amount with respect to the Stock Options referred to in clause (i) above, such calculation shall assume the exercise of one-third of such options at the end of each year of the three-year period immediately following the Offer Purchase Date. For purposes hereof, the term "Present Value" shall refer to the present value of a particular item, calculated on the basis of an annual discount rate of 6.00%. The parties hereto acknowledge and agree that the Prescription Business shall also have reflected on its books as of the Offer Purchase Date a receivable owing from Spinco (the "Credit Deposit Receivable"), which shall be equal to all credit deposits of the Prescription Business as of the last business day of the month ending immediately prior to the Offer Purchase Date. Spinco shall pay to the Company immediately following the Distribution Date a cash amount equal to the aggregate amount of the Employee Benefit Receivable and the Credit Deposit Receivable.0

          Section 4.2.  Ongoing or Transition Services.  Following the Offer
                        ------------------------------
Purchase Date, Spinco will continue to provide to the Company and its Subsidiaries any or all data processing, financial, tax, accounting, legal, insurance, banking, cash management (including the Company's cash management program), personnel, employee benefits, communications and similar staff and services (collectively, "Services") currently being provided by the Company and its subsidiaries (other than Spinco and its subsidiaries), on the one hand, to the Prescription Business, as the Company shall request, except that the Company shall have the right to not accept or to terminate any Services at any time upon 30 days prior written notice to Spinco. Such Services shall be provided at cost bases consistent with those costs included in the fiscal 1994 income statement included in Section 4.7(b) of the Disclosure Schedule to the Merger Agreement. Spinco will provide the Services for a period of up to one year following the Offer Purchase Date (subject to the Company's right to terminate any Services at any time upon 30 days prior written notice to Spinco). At the request of Spinco, the Company will enter into an agreement satisfactory to Spinco, the Company and Parent with respect to the provision of any Services that the Company may request.

          Section 4.3.  Shared Assets.  Subject to the provisions of the
                        -------------
Services Agreements, any Assets, operations or personnel which are being used in both the regular course of the Company Business and the Prescription Business shall be shared as set forth herein but shall be deemed Company Assets and transferred in accordance with this Agreement. Subject to the provisions of the Services Agreements, Spinco shall continue to provide such Assets, operations or personnel to the Company or its subsidiaries for use in its business to substantially the same extent as used therein prior to the Offer Purchase Date and at the same cost charged prior to the Offer Purchase Date; to the extent that the use of any such Assets, operations or personnel is discontinued after the Offer Purchase Date, the charges therefor shall also be discontinued. Each of the Company and Spinco will use its best efforts, and will cooperate fully with the other, to reduce the need for dual use of such As-sets, operations or personnel and in no event will either party be required to provide the same to the other after the first anniversary of the Offer Purchase Date. To the extent that Spinco transfers to a third party any of the Assets, operations or personnel shared with the Company or its subsidiaries pursuant to the provisions hereof, Spinco will cause the transferee of such Assets, operations or personnel to specifically assume its obligations under this
Section 4.3 with respect to such Assets, operations or personnel and will use its best efforts to cause such transferee to fulfill such obligations, but no such assumption shall relieve Spinco of any such obligations. The Company agrees that such transferee may exercise all of Spinco's rights hereunder with respect to such Assets, operations or personnel.

          Section 4.4.  Other Intercompany Arrangements.  In addition to the
                        -------------------------------
Services Agreements, to the extent that the Company Business and the Prescription Business are now providing or selling to the other any services or products in the ordinary course of business, pursuant to any agreement or understanding whatsoever, then, except as set forth in Section 4.4 of the Disclosure Schedule, such agreement or understanding shall not be deemed altered, amended or terminated as a result of this Agree-ment or the consummation of the transactions contemplated hereby.

                             Section 4.5.  Settlements for Cash Collections and
                                           ------------------------------------
Disbursements.
- -------------

          (a) For each calendar month commencing with the month in which the Offer Purchase Date occurs and, unless sooner terminated by agreement of the parties, continuing for a period of one year thereafter, (i) the Company shall prepare, and Spinco shall fully cooperate in preparing, a statement of transactions which shall reflect a complete analysis of any cash collections and cash disbursements by the Company and its subsidiaries on behalf of Spinco and its subsidiaries (including those relating to the Company Business) during the relevant month (provided that, with respect to the first such monthly period such statement shall not reflect any cash collections or disbursements occurring prior to the Offer Purchase Date) and (ii) Spinco shall prepare, and the Company shall fully cooperate in preparing, a statement of transactions which shall reflect a complete analysis of any cash collections and cash disbursements by Spinco and its subsidiaries on behalf of the Company and its subsidiaries during the relevant month (including those relating to the Prescription Business).

          (b) Not later than twenty business days following delivery of such statements, Spinco shall pay to the Company or the Company shall pay to Spinco, as the case may be, in cash an amount necessary to eliminate the account balance as reflected in each such statement. Payments made pursuant to this Section 4.4 shall not, for any purposes of this Agreement, constitute Indemnifiable Losses or be set off against any other payments to be made, Liabilities asserted or claims made pursuant to this Agreement, including but not limited to Section 5.4 hereof, unless the Company and Spinco otherwise agree in writing.

                                   ARTICLE V
                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

          Section 5.1.  Survival of Agreements.  The obligations under this
                        ----------------------
Article V of each of Spinco and its subsidiaries, on the one hand, and the Company and its subsidiaries, on the other hand, shall survive the sale or other transfer by it of any Assets or businesses or the assignment by it of any Liabilities. To the extent that the Company or its subsidiaries transfers directly or indirectly to any other person all or substantially all of the Prescription Assets or the Prescription Business or assigns any of the Prescription

Liabilities (except for such amounts of the Prescription Liabilities which are not material individually or in the aggregate), the Company will cause the transferee of such Prescription Assets or Prescription Business to assume specifically its obligations under this Agreement with respect thereto and will cause such transferee to fulfill its obligations related to such Prescription Liabilities. Such assumption will not relieve the Company of its obligations in respect thereof. To the extent that Spinco or its subsidiaries transfers directly or indirectly to any other person all or substantially all of the Company Assets or the Company Business or assigns any of the Company Liabilities (except for such amounts of the Company Liabilities which are not material individually or in the aggregate), Spinco will cause the transferee of such Company Assets or Company Business to assume specifically its obligations under this Agreement with respect thereto and will cause such transferee to fulfill its obligations related to such Company Liabilities. Such assumption will not relieve Spinco of its obligations in respect thereof. Spinco, on the one hand, and the Company, on the other hand, agree that such transferee may exercise all of Spinco's or the Company's rights hereunder, as the case may be, with respect to such Assets or businesses.

                             Section 5.2.  Spinco's Agreement to Indemnify.
                                           -------------------------------

          (a)  In addition to any indemnification required by Sections 6.2 or
8.5 hereof, subject to the terms and conditions set forth herein, from and after the Offer Purchase Date, Spinco shall indemnify, defend and hold harmless the Company, the Purchaser and Parent and each of their respective directors, officers, employees, representatives, advisors, agents and Affiliates (collectively, the "Parent Indemnities") from and against any and all Indemnifiable Losses of the Parent Indemnities arising out of or resulting from, directly or indirectly (i) any breach of any representation or warranty contained in Article IV or in Section 9.11 of the Merger Agreement (without giving effect to any materiality qualifications set forth therein), (ii) any breach by the Company of the covenants and agreements set forth in the Merger Agreement, and (iii) all Company Liabilities.
          (b) Spinco's obligations to indemnify Parent Indemnities pursuant to
Section 5.2(a) hereof are subject to the following limitations:

               (i) No indemnification shall be made by Spinco pursuant to
     Section 5.2(a)(i) hereof unless the aggregate amount of Indemnifiable Losses incurred by the Parent Indemnities exceeds $10,000,000, and, in such event, indemnification pursuant to Section 5.2(a)(i) shall be made by Spinco only to the extent that the aggregate amount of such Indemnifiable Losses exceeds $10,000,000;

               (ii) In no event shall Spinco's aggregate obligation to indemnify the Parent Indemnities pursuant to Sections 5.2(a)(i) and (ii) exceed $200,000,000 (except that the foregoing limitation shall not apply to any Indemnifiable Losses arising out of any willful breach of the covenants and agreements set forth in the Merger Agreement);

               (iii) Spinco shall be obligated to indemnify the Parent Indemnities only for those Indemnifiable Losses under clauses (i) or (ii) of Section 5.2(a) hereof as to which the Parent Indemnities have given Spinco written notice thereof on or prior to nine months after the Offer Purchase Date. Any written notice delivered by a Parent Indemnitee to Spinco with respect to Indemnifiable Losses shall set forth with as much specificity as is reasonably practicable the basis of the claim and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

               (iv) The amount of any Indemnifiable Losses shall be reduced by any amount received by a Parent Indemnitee with respect thereto under any insurance coverage (net of any costs of such coverage incurred by such Parent Indemnitee) or from any other party alleged to be responsible therefor. The Parent Indemnitee shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility (the expenses of such efforts to be deemed to be Indemnifiable Losses). If a Parent Indemnitee receives an amount under insurance coverage or from such other party with respect to Indemnifiable Losses at any time subsequent to any indemnification provided pursuant to this Article V, then such Parent Indemnitee shall promptly reimburse Spinco for any payment made or expense incurred by it in connection with providing such indemnification up to such amount received by the Parent Indemnitee (net of any costs of such coverage or of obtaining such amount from another party incurred by such Parent Indemnitee);

               (v) A Parent Indemnitee shall pay to Spinco the amount of any tax benefit relating to any Indemnifiable Losses hereunder promptly after such tax benefit is actually realized; provided that in the event that such
                                            --------
     tax benefit of the Parent Indemnitee is subsequently disallowed, Spinco shall pay to such Parent Indemnitee the amounts that were paid to it originally as a result of such tax matter.

          Section 5.3.  The Company's Agreement to Indemnify.
                        ------------------------------------

          (a)  In addition to any indemnification required by Sections 6.2 or
8.5 hereof, subject to the terms and conditions set forth herein, from and after the Offer Purchase Date, the Company shall indemnify, defend and hold harmless Spinco and each of its directors, officers, employees, representatives, advisors, agents and Affiliates (collectively, the "Spinco Indemnities") from and against any and all Indemnifiable Losses of the Spinco Indemnities arising out of or resulting from, directly or indirectly (i) any breach by Parent or the Purchaser of any representation or warranty contained in Article V of the Merger Agreement (without giving effect to any materiality qualifications set forth therein), (ii) any breach by Parent or the Purchaser of the covenants and agreements set forth in the Merger Agreement, and (iii) all Prescription Liabilities. Notwithstanding the foregoing and anything to the contrary in this Agreement or any other agreement to be entered into pursuant to this Agreement, the Company shall not be required to indemnify, defend and hold harmless any person specified in this Section 5.3(a) from and against any Indemnifiable Loss resulting from any claims that the statements included in the Information Statement, the Form 10 or in any registration statement filed pursuant to Section 3.1 or Section 3.3 hereof (in each case other than statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors expressly for use therein) are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) The Company's obligations to indemnify Spinco Indemnities pursuant to Section 5.3(a) hereof are subject to the following limitations:

               (i)  No indemnification shall be made by the Company pursuant to
     Section 5.3(a)(i) hereof unless the aggregate amount of Indemnifiable Losses incurred by the Spinco Indemnities exceeds $10,000,000, and, in such event, indemnification pursuant to Section 5.3(a)(i) hereof shall be made by the Company only to the extent that the aggregate amount of such Indemnifiable Losses exceeds $10,000,000;

               (ii) In no event shall the Company's aggregate obligation to indemnify the Spinco Indemnities pursuant to Sections 5.3(a)(i) and (ii) hereof exceed $200,000,000 (except that the foregoing limitation shall not apply to any Indemnifiable Losses arising out of any willful breach of such covenants and agreements set forth in the Merger Agreement);

               (iii) The Company shall be obligated to indemnify the Spinco Indemnities only for those Indemnifiable Losses under clauses (i) or (ii) of Section 5.3(a) hereof as to which the Spinco Indemnities have given the Company written notice thereof on or prior to nine months after the Offer Purchase Date. Any written notice delivered by a Spinco

     Indemnitee to the Company with respect to Indemnifiable Losses shall set forth with as much specificity as is reasonably practicable the basis of the claim and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

               (iv) The amount of any Indemnifiable Losses shall be reduced by any amount received by a Spinco Indemnitee with respect thereto under any insurance coverage (net of any costs of such coverage incurred by such Spinco Indemnitee) or from any other party alleged to be responsible therefor. The Spinco Indemnitee shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility (the expense of such efforts to be deemed to be Indemnifiable Losses). If a Spinco Indemnitee receives an amount under insurance coverage or from such other party with respect to Indemnifiable Losses at any time subsequent to any indemnification provided by the Company pursuant to this Article V, then such Spinco Indemnitee shall promptly reimburse the Company for any payment made or expense incurred by it in connection with providing such indemnification up to such amount received by the Spinco Indemnitee (net of any costs of such coverage or of obtaining such amount from another party incurred by such Spinco Indemnitee);

               (v) A Spinco Indemnitee shall pay to the Company the amount of any tax benefit relating to any Indemnifiable Losses hereunder promptly after such tax benefit is actually realized; provided that in the event
                                                  --------
     that such tax benefit of the Spinco Indemnitee is subsequently disallowed, the Company shall pay to such Spinco Indemnitee the amounts that were paid to it originally as a result of such tax matters.

          Section 5.4.  Procedure for Indemnification.
                        -----------------------------

          (a) If a Parent Indemnitee or a Spinco Indemnitee (either, an "Indemnitee") shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which Spinco or the Company, as the case may be, is obligated to provide indemnification (an "Indemnifying Party"), such Indemnitee shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided that the
                                                               --------
failure of any Indemnitee to give notice as provided in this Section 5.4 shall not relieve the related Indemnifying Party of its obligations under this
Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

          (b) An Indemnifying Party may elect to defend, compromise and settle, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within 15 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third Party Claim. Such Indemnifying Party shall pay such Indemnitee's actual reasonable out-of-pocket expenses incurred in connection with such cooperation. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article V for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that (i) if, under applicable standards of professional
         --------
conduct (as advised by counsel to the Indemnifying Party), a conflict on any significant issue between such Indemnitee and such Indemnifying Party or between any two or more Indemnities exists in respect of such claim, in that event the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel as may be required to be retained in order to resolve such conflict. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in this
Section 5.4, such Indemnitee may defend, compromise and settle such Third Party Claim. Notwithstanding the foregoing, (i) neither an Indemnifying Party nor an Indemnitee, as the party controlling the defense of a Third Party Claim, may compromise or settle any claim or consent to the entry of any judgment for other than monetary damages without the prior written consent of the other; provided
                                                                      --------
that (upon reasonable notice thereof) consent to compromise or settlement or the entry of a judgment shall not be unreasonably withheld or delayed, and (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee and all other Spinco Indemnities or Parent Indemnities, as the case may be, subject to such Third Party Claim of a full and final release from all liability in respect to such claim or litigation.

          (c) Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the related Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days within which to respond thereto. If such Indemnifying Party does not respond within such 30 days' period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment, subject to the provisions of this Section 5.4, and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30 days' period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law.

          Section 5.5.  Pending Litigation.  Following the Offer Purchase Date,
                        ------------------
(a) the Company shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the Prescription Business, the Prescription Assets or the Prescription Liabilities (each, a "Prescription Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Spinco, and (b) Spinco shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the Company Business, the Company Assets or the Company Liabilities (each, a "Company Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of the Company; provided that neither the Company nor
                                           --------
Spinco (nor any of their respective subsidiaries) may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the prior written consent of the other party if such settlement, compromise or consent to such judgment (i) includes any form of injunctive relief binding upon such other party or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such other party (and any related party of such other party subject to such Action) of a full and final release from all liability in respect to such claim or litigation. Each of the Company and Spinco shall indemnify, defend and hold harmless the other party, and Spinco shall indemnify and hold harmless Parent and Purchaser, in the manner provided in this Article V, and each of such Indemnitee's directors, officers, employees, representatives, advisors, agents and Affiliates from and against all Indemnifiable Losses arising out of or resulting from each such Action over which such indemnifying party has authority and control.

          Section 5.6.  Construction of Agreements.  Notwithstanding any other
                        --------------------------
provision in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Article V and the provisions of any other part of this Agreement or any exhibit or schedule hereto (other than the Tax Sharing Agreement), the provisions of this Article V shall control, and in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Tax Sharing Agreement, the provisions of the Tax Sharing Agreement shall control.

                                   ARTICLE VI
                           CERTAIN ADDITIONAL MATTERS
                           --------------------------

     Section 6.1.  No Representations or Warranties; Exceptions.
                   --------------------------------------------

          (a) It is the explicit intent of each party hereto and of Parent and the Purchaser that no party to this Agreement or to the Merger Agreement is making any representation or warranty whatsoever, express or implied, in this Agreement, the Merger Agreement or the Ancillary Agreements (as defined in the Merger Agreement) or in any other agreement contemplated hereby or thereby, except those representations and warranties expressly set forth in Articles IV
and V of the Merger Agreement and in this Section 6.1.   Parent, the Purchaser,
the Company and Spinco agree, to the fullest extent permitted by law, that none of them or any of their directors, officers, employees, affiliates, controlling persons, agents or representatives shall have any liability or responsibility whatsoever to any such other entity or such other entity's directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to any such other entity or such other entity's directors, officers, employees, affiliates, controlling persons, agents or representatives (or any omissions therefrom), including, without limitation, in respect of the specific representations and warranties set forth in this Agreement and the Merger Agreement and the covenants and agreements set forth in the Merger Agreement, except (i) as and only to the extent expressly set forth herein and in the Merger Agreement with respect to such representations and warranties, and as set forth herein or in the Merger Agreement with respect to such covenants and agreements, and rights to indemnification and subject to the limitations and restrictions contained herein and therein, and (ii) with respect to breaches of the covenants and agreements set forth in this Agreement.

          (b) Without limiting the generality of the foregoing, it is understood and agreed (a) that neither the Company nor any of its subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any Company Assets, (b) that the Company Assets are being transferred "as is, where is" and (c) that, subject to the obligations of the Company set forth in Sections 2.1(b) and 6.2 hereof, Spinco shall bear the risk that any conveyances of Company Assets might be insufficient or that Spinco's or any of its subsidiaries' title to any Company Assets shall be other than good and marketable and free from encumbrances. Similarly, it is understood and agreed that neither the Company nor any of its subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting to Spinco in any way that the obtaining of the consents and approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments.

          (c) Spinco represents and warrants to the Company that, except as set forth in Section 6.1(c) of the Disclosure Schedule, neither the Company nor any of its subsidiaries (other than Spinco and its subsidiaries) is, or will on the Offer Purchase Date be, liable directly or indirectly, as borrower, surety, guarantor or otherwise, with respect to (and that none of the Prescription Assets shall be bound by or subject to) any indebtedness for borrowed money or capitalized lease obligation other than the Private Indebtedness and the Public Indebtedness.

                             Section 6.2.  Further Assurances; Subsequent
                                           ------------------------------
Transfers.
- ---------

          (a) To the extent that any of the transfers, distributions and deliveries required to be made pursuant to Article II shall not have been so consummated prior to the Distribution Date, the parties shall cooperate and use their best efforts at Spinco's reasonable expense to effect such consummation as promptly thereafter as reasonably practicable. Each of the parties hereto will execute and deliver such further instruments of transfer and distribution and will take such other actions as Spinco or any of its subsidiaries may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request and reasonable expense of Spinco or any of its subsidiaries, the Company and its subsidiaries will execute and deliver such other instruments of transfer and distribution, and take such action as Spinco or any of its subsidiaries may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Spinco or any of its subsidiaries and to confirm Spinco's or any of its subsidiaries, as the case may be, right, title to or interest in, all of the Company Assets transferred pursuant to this Agreement, to put Spinco and its subsidiaries in actual possession and operating control thereof and to permit Spinco and its subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and to properly assume and discharge the related Company Liabilities.

          (b)  Except to the extent otherwise expressly provided for in Section
2.4 hereof, each of the Company and its subsidiaries will use its best efforts, at Spinco's expense, to obtain any consents required to transfer and assign to Spinco all agreements, leases, licenses and other rights of any nature whatsoever relating to the Company Assets. In the event and to the extent that the Company or any of its subsidiaries is unable to obtain any such required consents, (i) such entity (or any subsidiary that is a party thereto, as the case may be) shall continue to be bound thereby and (ii) Spinco shall pay, perform and discharge fully all the obligations of such entity (or any subsidiary that is a party thereto, as the case may be) thereunder from and after the Distribution Date and indemnify such entity (or any subsidiary that is a party thereto, as the case may be) for all Indemnifiable Losses arising out of such performance by Spinco. The Company or such subsidiary, as the case may be, shall, without further consideration therefor, pay, assign and remit to Spinco promptly all monies, rights and other consideration received in respect of such performance. The Company or such subsidiary shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.2(b) only as reasonably directed by Spinco and at Spinco's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable, the Company or such subsidiary, as the case may be, shall promptly assign all its rights and obligations thereunder to Spinco without payment of further consideration and Spinco shall, without the payment of any further consideration therefor, assume such rights and obligations.

          (c) In the event that, subsequent to the Offer Purchase Date, the Company or its subsidiaries shall either (i) receive written notice from Spinco or any of its subsidiaries that certain specified Assets of the Company or its subsidiaries which properly constitute Company Assets were not transferred to Spinco on or prior to the Offer Purchase Date or (ii) determine that certain Assets of the Company or its subsidiaries which constitute Company Assets were not transferred to Spinco on or prior to the Distribution Date, then as promptly as practicable thereafter, the Company shall, and shall cause its subsidiaries to, take all steps reasonably necessary to transfer and deliver any and all of such Assets to Spinco or its subsidiaries at Spinco's reasonable expense but without the payment by Spinco of any consideration therefor. In the event that, subsequent to the Offer Purchase Date, Spinco or its subsidiaries shall either
(i) receive written notice from the Company or any of its subsidiaries that certain specified Assets were transferred to Spinco or its subsidiaries which properly constitute Prescription Assets, or (ii) determine that certain Assets of Spinco or its subsidiaries which constitute Prescription Assets were transferred to Spinco, then as promptly as practicable thereafter, Spinco shall, and shall cause its subsidiaries to, take all steps reasonably necessary to transfer and deliver any and all of such Assets to the Company or its subsidiaries at Spinco's reasonable expense without the payment by the Company of any consideration therefor.

          Section 6.3.  The Spinco Board.  Spinco and the Company shall take all
                        ----------------
actions which may be required to elect or otherwise appoint, on or prior to the Distribution Date, those individuals that the Board of Directors of the Company (as in effect prior to the consummation of the Offer) may designate as directors of Spinco.

          Section 6.4.  Liability Insurance.  Prior to the Offer Purchase Date,
                        -------------------
Spinco shall use its best efforts, and the Company shall cooperate with Spinco, to obtain, at Spinco's expense, directors' and officers' liability insurance, in amounts and upon terms reasonably satisfactory to Spinco, in respect of the service of directors, officers, employees and agents of the Company and its subsidiaries with the Company and its subsidiaries prior to the Distribution.
In the event that such insurance cannot be obtained by Spinco on commercially reasonable terms, then the Company shall, at Spinco's request and expense, use its best efforts to maintain or obtain such insurance, in such amounts and having such terms as Spinco may reasonably direct, and Spinco shall reimburse the Company for all out-of-pocket costs incurred by the Company in connection with obtaining and maintaining such insurance on behalf of Spinco's directors and officers.

          Section 6.5.  Use of Names.  Following the Offer Purchase Date, the
                        ------------
Company and its subsidiaries shall have the sole and exclusive ownership of and right to use, as between the Company and its subsidiaries, on the one hand, and Spinco and its subsidiaries, on the other hand, each of the names used in the Prescription Business and set forth on Section 6.5 of the Disclosure Schedule (the "Prescription Names"), and each of the trade marks, trade names, service marks and other proprietary rights related to such Prescription Names as set forth on Section 6.5 of the Disclosure Schedule (the "Prescription Proprietary Name Rights"). Following the Offer Purchase Date, Spinco and its subsidiaries shall have the sole and exclusive ownership of and right to use, as between Spinco and its subsidiaries, on the one hand, and the Company and its subsidiaries, on the other hand, all names used by the Company and its subsidiaries as of such date other than the Prescription Names (the "Company Names"), and all other trade marks, trade names, service marks and other proprietary rights owned or used by the Company and its subsidiaries as of such date other than the Prescription Proprietary Name Rights (the "Company Proprietary Name Rights"). Following the Offer Purchase Date, the Company shall, and shall cause its subsidiaries and other Affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Company Names or any of the Company Proprietary Name Rights.

                                  ARTICLE VII
                       ACCESS TO INFORMATION AND SERVICES
                       ----------------------------------

          Section 7.1.  Provision of Corporate Records.  Except as provided in
                        ------------------------------
the following sentence, on the Offer Purchase Date, the Company shall deliver to Spinco all corporate books and records which are corporate records of the Company, Spinco or their subsidiaries which relate primarily to the Company Assets, the Company Business or the Company Liabilities, including, without limitation, original corporate minute books, stock ledgers and certificates and corporate seals of each corporation the capital stock of which is included in the

Company Assets, and all active agreements, active litigation files and government filings. Notwithstanding the foregoing, the Company shall have the right to retain the original corporate minute books, stock ledgers and certificates and corporate seals of each of the Company, Maryland, Prescription and CPA, provided that it provides Spinco with copies of, and reasonable access to, such materials after the Offer Purchase Date. Also on the Offer Purchase Date, the Company shall provide to Spinco lists of trademarks, patents, copyrights and other intellectual property set forth in clause (iii) of the definition of "Assets" herein included in the Company Assets.

          Section 7.2.  Access to Information.  From and after the Offer
                        ---------------------
Purchase Date (i) Spinco shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Spinco's possession relating to the Prescription Assets, the Prescription Business and the Prescription Liabilities, insofar as such access is reasonably required by the Company, and (ii) the Company shall afford to Spinco and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Company's possession relating to the Company Assets, the Company Business and the Company Liabilities. Information may be requested under this Article VII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

          Section 7.3.  Production of Witnesses.  From and after the Offer
                        -----------------------
Purchase Date, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

          Section 7.4.  Retention of Records.  Except as otherwise required by
                        --------------------
law or agreed to in writing, Spinco and the Company shall each retain, for a period of at least seven years following the Offer Purchase Date, all significant Information relating to (i) in the case of the Company, the Prescription Business and (ii) in the case of Spinco, the Company Business. Notwithstanding the foregoing, either Spinco or the Company may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal,
(a) Spinco or the Company, as the case may be, shall provide no less than 90 or more than 120 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if the other party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, Spinco or the Company, as the case may be, shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the other party.

          Section 7.5.  Confidentiality.  Each party shall hold, and shall cause
                        ---------------
its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all non-public Information concerning the other party furnished it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (a) available to such party on a non-confidential basis prior to its disclosure by the other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who agree to be bound by the provisions of this Section 7.5. Each party shall be deemed to have satisfied its obligation to hold confidential Information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar confidential Information.

                                  ARTICLE VIII

                        EMPLOYEE BENEFITS; LABOR MATTERS
                        --------------------------------

          Section 8.1.  Officers and Employees.  The executive officers of the
                        ----------------------
Company as of the date hereof shall be the executive officers of Spinco. Those Spinco Employees of the Company who are employed in the Company

Business immediately prior to the Offer Purchase Date shall become employees of Spinco in the same capacities.

                             Section 8.2.  Employee Benefits.
                                           -----------------

          (a) Except as provided in paragraph (b) of this Section 8.2, effective as of the Offer Purchase Date, Spinco shall assume each of the Company's funded "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each employment and severance agreement which the Company entered into, prior to the Distribution, with Spinco Employees. The Company and Spinco shall at Spinco's reasonable expense take all such action as may be necessary or appropriate in order to establish Spinco as successor to the Company as to all rights, duties, liabilities, and obligations under or with respect to each of such plans, including, but not limited to, the Company's rights, duties, liabilities and obligations under or with respect to any and all annuity or insurance contracts which form a part of such plans, together with the assets relating thereto; provided that the provisions of Section 6.9(b) of the Merger
                  --------
Agreement shall apply following the transfer described therein. Spinco shall succeed the Company as the sponsor of all employee benefit plans not specifically identified on

Section 8.2 of the Disclosure Schedule and agrees to indemnify and hold the Company harmless from and against all direct and indirect liabilities, claims, damages, obligations, payments, costs and expenses assessed against, resulting to, imposed upon or incurred by the Company, directly or indirectly, with respect to such employee benefit plans (other than any such liabilities, claims, damages, obligations, payments, costs and expenses relating to Prescription Employees; such liabilities, claims, damages, obligations, payments, costs and expenses shall be treated as Prescription Liabilities hereunder).

          (b)  Profit Sharing Investment Plan.  Effective as of the Effective
               ------------------------------
Time (as defined in the Merger Agreement), Spinco shall assume the Company's Profit Sharing Investment Plan, as amended (the "PSIP") in accordance with the terms of Section 6.9(c) of the Merger Agreement. The Company and Spinco shall at Spinco's expense take all such action as may be necessary or appropriate to cause Spinco to assume sponsorship and to establish Spinco as successor to the Company as to all rights, duties, liabilities, and obligations under or with respect to the PSIP; provided that the provisions of Section 6.9(c) of the
                     --------
Merger Agreement shall apply fol-
lowing the transfer described therein. In connection with the aforementioned assumption, all of the indebtedness of the Company (and guarantees made by the Company of the indebtedness of the trust established under the PSIP) relating to the unallocated shares of Company Common Stock and Company Convertible Preferred Stock held by the PSIP shall be assumed by Spinco, effective as of the Effective Time.
          (c) Employee and Director Stock Options.  Effective as of the Offer
              -----------------------------------
Purchase Date, Spinco shall adopt (and the Company, as sole shareholder of Spinco, shall approve) a stock option and restricted stock plan (the "Spinco Stock Plan") for the benefit of employees of Spinco (including Spinco Employees) and non-employee directors of Spinco (including those non-employee directors of the Company who, following the Distribution, will become non-employee directors of Spinco ("Non-Employee Directors")), which plan shall qualify under Rule 16b-3 promulgated under the Exchange Act. Options to acquire Company Common Stock which have been granted to Spinco Employees, Non-Employee Directors and employees and former employees of the Company (other than Spinco Employees) pursuant to any stock option plan of the Company and which are outstanding immediately prior to the Dis-tribution ("Company Options") shall, pursuant to the equitable adjustment provisions of the applicable plan under which such options were granted and effective as of the Distribution Date, be treated as follows:

               (i)  Exercisable Options of Spinco Employees; Non-Employee
                    ---------------------------------------  ------------
     Director Options.  That portion of each Company Option held by a Spinco
     ----------------
     Employee (the "Spinco Employee Option") which is exercisable immediately prior to the Offer Purchase Date (the "Exercisable Option"), as well as all such Company Options granted or awarded to Non-Employee Directors (the "Director Options"), shall be converted into two separately exercisable options: a Company Option for the number of shares of Company Common Stock relating to the Exercisable Option or Director Option, as the case may be, and an option under the Spinco Stock Plan to acquire shares of Spinco Common Stock (a "Spinco Option") equal in number to the number of shares of Company Common Stock relating to the Exercisable Option or Director Option, as the case may be. The exercise price per share of the Exercisable Options and Director Options which, after conversion, relates to Company Common Stock shall be equal to the quotient obtained by dividing (w) the exercise price per share of the Exercisable Option and Director Options prior to conversion (the "Pre-Conversion Exercise Price") by (x) the Company Conversion Factor (as hereinafter defined), and the exercise price per share of the Exercisable Option and Director Options which, after conversion, relates to Spinco Common Stock shall be equal to the quotient determined by dividing (y) the Pre-Conversion Exercise Price by (z) the Spinco Conversion Factor (as hereinafter defined); in each case the resulting exercise price per share shall be rounded up or down to the nearest cent. The "Company Conversion Factor" shall mean an amount equal to the quotient obtained by dividing (1) the sum of (A) the cash consideration payable per share of Company Common Stock pursuant to the Merger (the "Cash Consideration"), plus (B) the per share fair market value of Spinco Common Stock, determined based on the average closing price of Spinco Common Stock over the ten-consecutive-day trading period immediately following the Distribution Date (such per share fair market value being referred to as the "Spinco Value"), by (2) the Cash Consideration. The "Spinco Conversion Factor" shall mean an amount equal to the quotient obtained by dividing (1) the sum of (A) the Cash Consideration plus (B) the Spinco Value, by (2) the Spinco Value. Each such Exercisable Option and Director Option (as so converted) shall otherwise be subject to the same terms and conditions as such Exercisable Option and Director Option (prior to such conversion), except that the portion of any Exercisable Option or Director Option which, after conversion, relates to Company Common Stock (other than any such portion held by a person who is, with respect to the Company, subject to the reporting requirements of Section 16 of the Exchange Act) shall not terminate by reason of the failure of such Spinco Employee or Non-Employee Director, as the case may be, to continue in the employ or as a director of the Company following the Distribution Date.

               (ii)  Non-Exercisable Options of Spinco Employees.  That portion
                     -------------------------------------------
     of each Spinco Employee Option which is not exercisable immediately prior to the Offer Purchase Date (the "Non-Exercisable Option") shall be converted into a Spinco Option whereby (A) the number of shares of Spinco Common Stock covered by the Spinco Option will be determined by multiplying (1) the number of shares of Company Common Stock covered by the Non-Exercisable Option by (2) the Spinco Conversion Factor (which product shall be rounded downward to the nearest whole share), and
     (B) the exercise price of the Spinco Option shall be determined by dividing
     (1) the exercise price per share of the Non-Exercisable Option prior to conversion by (2) the Spinco Conversion Factor (which quotient shall be rounded up or down to the nearest cent). Such Spinco Option shall become vested and exercisable at the time when the Non-Exercisable Option was to become vested and exercisable according to its terms and shall otherwise be subject to the same terms and conditions as the Non-Exercisable Option (prior to conversion).

               (iii)  Options of Other Employees.  All Company Options granted
                      --------------------------
     or awarded to employees or former employees of the Company (other than Spinco Employees) shall be equitably adjusted as of the Distribution Date. The number of shares of Company Common Stock relating to such Company Options after such adjustment shall equal the product of (A) the number of shares of Company Common Stock relating to such Company Options prior to such adjustment and (B) the Company Conversion Factor, which product shall be rounded downward to the nearest whole share, and the exercise price per share of such Company Options shall equal the quotient obtained by dividing
     (x) the exercise price per share of such Company Options prior to such adjustment by (y) the Company Conversion Factor, which quotient shall be rounded up or down to the nearest cent. All such Company Options (as so adjusted) shall otherwise be subject to the same terms and conditions were in effect with respect to such Company Options (prior to such adjustment).
          (d) Restricted Stock.  Pursuant to the equitable adjustment provisions
              ----------------
of the Company's 1988 Restricted Stock Plan, as amended (the "1988 Plan"), all shares of Spinco Common Stock issuable in the Distribution in respect of shares of Company Common Stock granted under the 1988 Plan, the restrictions on which have not lapsed as of the Offer Purchase Date, shall be granted under the Spinco Stock Plan and thereafter be subject to the same restrictions and other terms and conditions as the shares of Company Common Stock in respect of which such shares of Spinco Common Stock were distributed (including, but not limited to, the date on which such restrictions shall lapse). Spinco shall be solely responsible for satisfaction of the obligations referred to in Section 2.10(c)(1) of the Merger Agreement and Parent and the Company shall each be responsible for satisfaction of the obligations referred to in Section 2.10(c)(2) of the Merger Agreement.

          Section 8.3.  Other Liabilities and Obligations.  As of the Offer
                        ---------------------------------
Purchase Date, with respect to claims relating to any employee liability or obligation not otherwise provided for in this Agreement, including, without limitation, earned salary, wages or other compensation and accrued holiday, vacation, health, dental or retirement benefits, (a) Spinco shall assume and be solely responsible for all liabilities and obligations whatsoever of the Company Business for such claims made by Spinco Employees and (b) the Company shall assume and be solely responsible for all liabilities and obligations whatsoever of the Prescription Business for claims made by all Prescription Employees.

          Section 8.4.  Preservation of Rights to Amend or Terminate Plans.  No
                        --------------------------------------------------
provision of this Agreement, shall be construed as a limitation on the right of the Company or Spinco to amend any plan or terminate its participation therein which the Company or Spinco would otherwise have under the terms of such plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or beneficiary of such employee under a plan that such employee or beneficiary would not otherwise have under the terms of such plan itself.

          Section 8.5.  Reimbursement; Indemnification.  Spinco and the Company
                        ------------------------------
acknowledge that the Company, on the one hand, and Spinco, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, the Company and Spinco agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses reduced by the amount of any tax reduction or recovery of tax benefit realized by the Company or Spinco, as the case may be, in respect of the corresponding payment made by it. All Liabilities retained, assumed or indemnified by Spinco pursuant to this Article VIII shall in each case be deemed to be Company Liabilities, and all Liabil-ities retained, assumed or indemnified by the Company pursuant to this Article VIII shall in each case be deemed to be Prescription Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in Article V hereof (other than the provisions of Sections 5.2(b) and 5.3(b) hereof).

                                   ARTICLE IX

                                   INSURANCE
                                   ---------

          Section 9.1.  General.  Except as otherwise agreed in writing between
                        -------
the parties, the Company shall maintain until the Offer Purchase Date all policies of liability, fire, extended coverage, fidelity, fiduciary, workers' compensation and other forms of insurance in effect as of the date hereof insuring the products, properties, Assets and operations contemplated to be transferred to Spinco and its subsidiaries.

          Section 9.2.  Certain Insured Claims.  The Company shall (a) use
                        ----------------------
reasonable efforts, at Spinco's reasonable expense, to continue to maintain and renew for the benefit of Spinco and its subsidiaries the insurance policies under the Casualty Program with respect to claims having an occurrence date (as the term "occurrence date" is customarily defined) prior to the Offer Purchase

Date, relating to, or arising out of the conduct of, the Company Business, the Company Assets or the Company Liabilities, and (b) use reasonable efforts and cooperate with Spinco, at Spinco's reasonable expense, to obtain coverage, recoveries and other benefits under such policies for the benefit of Spinco and its subsidiaries, including, without limitation, by pursuing litigation to obtain such coverage, recoveries and other benefits. The Company will reimburse Spinco and its subsidiaries for any recovery obtained by it pursuant to such claims. The Company shall make available to Spinco such of its employees as Spinco may reasonably request as witnesses or deponents in connection with the Spinco's defense of claims.

                                   ARTICLE X
               CONDITIONS; TERMINATION;    AMENDMENTS; WAIVERS
                -------------------------------------------------

          Section 10.1.  Condition to Obligations.  With the exception of the
                         ------------------------
transfer of Company Assets and Company Liabilities contemplated in Section 2.1 hereof, the respective obligations of each party hereto to consummate the Distribution and to perform all other obligations set forth herein is subject to the satisfaction of the condition that, following the Record Date, the Pur-chaser shall have purchased shares of Company Common Stock pursuant to the terms and conditions of the Offer as set forth in the Merger Agreement.

          Section 10.2.  Termination.  This Agreement may be terminated and the
                         -----------
Distribution abandoned at any time prior to the date the Distribution is declared by the Board of Directors of the Company by and in the sole discretion of the Company without the approval of Spinco or of the Company's stockholders. In the event of such termination, no party shall have any liability of any kind to any other party.

          Section 10.3.  Amendments; Waivers.  This Agreement may be amended,
                         -------------------
modified or supplemented only by written agreement of the parties; provided that
                                                                   --------
no such amendment, modification or supplement may be made which adversely affects the Prescription Business or Spinco's or the Company's performance of its obligations hereunder or under the Merger Agreement or the Ancillary Agreements without the prior written consent of Parent.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          Section 11.1.  Survival.  The representations and warranties made in
                         --------
Section 6.1 of this Agreement, the representations and warranties of the Company, Parent and the Purchaser made in Articles IV and V and Section 9.11 of the Merger Agreement, and their respective covenants and agreements in the Merger Agreement that were to be performed prior to the Offer Purchase Date, shall survive for a period of nine months from the Offer Purchase Date, but shall not survive any termination of this Agreement. The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against the Company, Maryland, Spinco, Parent or the Purchaser or any of their directors, officers, employees, affiliates, controlling persons, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement or the Merger Agreement or any of such covenants and agreements in the Merger Agreement after nine months following the Offer Purchase Date (other than causes of actions commenced after such nine month period to seek recourse for claims asserted during such nine month period that are not resolved by the parties), and the parties agree that, except as provided below and for claims asserted pursuant to Article V of this Agreement, the parties each waive and release all other claims and causes of action, that may be asserted or brought against the Company, Maryland, Spinco, Parent or the Purchaser or any of their directors, officers, employees, affiliates, controlling persons, agents or representatives directly or indirectly based upon or arising under this Agreement or the Merger Agreement, or the transactions contemplated hereby or thereby. This Section
11.1 shall not limit any covenant or agreement of the parties in this Agreement, the Merger Agreement or the Ancillary Agreements which contemplates performance after the Distribution (including, without limitation, the covenants and agreements set forth in Sections 2.1(b) and 6.2 hereof), except for the covenants and agreements in the Merger Agreement to the extent of their performance prior to the Offer Purchase Date.

          Section 11.2.  Entire Agreement.  Except for the provisions of the
                         ----------------
Confidentiality Agreement which shall continue in full force and effect, this Agreement (including the schedules and exhibits and the agreements and other documents referred to herein, including, without limitation, the Merger Agreement, the Tax Sharing

Agreement and the Additional Agreements, as each such term is defined in the Merger Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          Section 11.3.  Fees and Expenses.  Except as otherwise provided in
                         -----------------
this Agreement, the Merger Agreement or the other Ancillary Agreements, all costs and expenses incurred by the Company and its subsidiaries and by Spinco in connection with entering into this Agreement, the Merger Agreement and the other Ancillary Agreements and consummating such party's obligations hereunder and thereunder including, without limitation, investment banking, legal, accounting, audit and printing costs and expenses, shall be paid by Spinco, upon the submission to Spinco of appropriate documentation detailing such costs and expenses, provided that all costs and expenses incurred by Parent and the Purchaser in connection with the preparation, execution and delivery of this Agreement, the Merger Agreement and the other Ancillary Agreements contemplated hereby and the consummation of the Offer and the Merger, including, without limitation, investment banking, legal, accounting, audit and printing costs and expenses shall not be considered to be expenses of the Company and shall be paid by Parent or Purchaser, as the case may be, incurring such cost. In the event of any Action relating to this Agreement, the Merger Agreement or any of the other Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, Spinco shall bear the Company's expenses incurred in defending such Action, and the cost of any settlement or compromise relating to such Action to which it may agree; provided that Parent and the Purchaser shall pay any
                    --------
expenses incurred by them in defending such Action if named as parties thereto, and shall pay that portion of any cost of any settlement or compromise which Parent and the Purchaser agree is reasonably attributable to their wrongful conduct.

          Section 11.4.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

          Section 11.5.  Notices.  Commencing as of the Offer Purchase Date, all
                         -------
notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                             (a)  If to the Company, Maryland,
                                  Prescription or CPA, to:
                    PCS Health Systems, Inc.
                    9501 East Shea Boulevard
                    Scottsdale, Arizona  85260

                    Telephone:  (602) 391-4600
                    Telecopy No.:
                    Attention:  General Counsel

               with a copy to:

                    Eli Lilly and Company
                    Lilly Corporate Center
                    Indianapolis, Indiana  46285

                    Telephone:  (317) 276-2000
                    Telecopy No.:  (317) 276-3861
                    Attention:  General Counsel

          (b)  If to Spinco, to:

                    McKesson Corporation
                    One Post Street
                    San Francisco, California  94104

                    Telephone:  (415) 983-8300
                    Telecopy No.:  (415) 983-8826
                    Attention:  Ivan D. Meyerson, Esq.

               with a copy to:

                    Skadden, Arps, Slate, Meagher
                         & Flom
                    919 Third Avenue
                    New York, New York  10022

                    Telephone:  (212) 735-3000
                    Telecopy No.:  (212) 735-2000
                    Attention:  Peter A. Atkins, Esq.

          Section 11.6.  Successors and Assigns; No Third Party Beneficiaries.
                         ----------------------------------------------------
This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party, except that any party shall have the right, without the consent of any other party hereto, to assign all or a portion of its rights, interests and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for 8.1, 8.2 and 8.3 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the Indemnities are intended to be third party beneficiaries of the provisions of Article V hereof, and shall have the right to enforce such provisions as if they were parties hereto.

          Section 11.7.  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 11.8.  Interpretation.  The descriptive headings herein are
                         --------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          Section 11.9.  Schedules.  The Disclosure Schedule shall be construed
                         ---------
with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

          Section 11.10.  Legal Enforceability.  Any provision of this Agreement
                          --------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 11.11.  Specific Performance.  Each of the parties hereto
                          --------------------
acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any state or federal court sitting in Wilmington, Delaware. The parties hereto consent to personal jurisdiction in any such action brought in any state or federal court sitting in Wilmington, Delaware and to service of process upon it in the manner set forth in Section 11.5 hereof.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                    MCKESSON CORPORATION


                                    By: /s/ Garrett Scholz
                                       ______________________________
                                       Name:
                                       Title:


                                    MCKESSON CORPORATION


                                    By: /s/ Garret Scholz
                                       ______________________________
                                       Name:
                                       Title:


                                    CLINICAL PHARMACEUTICALS, INC.


                                    By: /s/ Nancy A. Miller
                                       ______________________________
                                       Name:
                                       Title:


                                    PCS HEALTH SYSTEMS, INC.


                                    By: /s/ Arthur Chong
                                       ______________________________
                                       Name:
                                       Title:


                                    SP VENTURES, INC.


                                    By: /s/ Arthur Chong
                                       ______________________________
                                       Name:
                                       Title:

          In consideration of the benefits conferred on the Company, Parent and the Purchaser, pursuant to this Agreement, the Merger Agreement and the Ancillary Agreements, Parent, effective only upon consummation of the Offer (a) does hereby irrevocably and unconditionally guarantee, the performance by the Company of its obligations (subject to the terms and conditions of such obligations) with respect to all Prescription Liabilities and the obligations of the Company under the Distribution Agreement, the Merger Agreement and the Ancillary Agreement to be performed after the Offer Purchase Date, and (b) agrees to be bound by and comply with the provisions of Sections 6.1 and 11.1 of this Agreement, subject to the terms and conditions contained therein. The foregoing agreements of Parent shall be null and void and of no force and effect if the Offer expires without any Shares being purchased thereunder.


                                    ELI LILLY AND COMPANY



                              By:   /s/ Randall L. Tobias
                                    ---------------------
                                    Name:
                                    Title: